Exhibit 10.1

First Amendment to Registration Rights Agreement

by and between

CANNABIS GLOBAL, INC.

A NEVADA CORPORATION

and,

DUTCHESS CAPITAL GROWTH FUND, LP

A DELAWARE LIMITED PARTNERSHIP

October 26, 2021

This First Amendment to Registration Rights Agreement (Amendment) is entered into by and between CANNABIS GLOBAL, INC., a Nevada corporation (the “Company”), and DUTCHESS CAPITAL GROWTH FUND LP, a Delaware limited partnership (the “Investor”). The Company and Investor may be referred to herein as each a “Party” and collectively, the “Parties”.

RECITALS

WHEREAS, on August 23, 2021, the Parties entered into that certain Registration Rights Agreement whereby in consideration of Investor’s agreement to purchase an aggregate of Five Million Dollars ($5,000,000) of Drawdown Notice Shares, and to induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws. A copy of the Registration Rights Agreement is attached hereto as Exhibit A and incorporated herein by reference.

WHEREAS, pursuant to the Registration Rights Agreement, the Company agreed to register an aggregate of up to 15,000,000 Drawdown Notice Shares, and (b) any shares of common stock issued to the Investor as a result of any stock split, stock dividend, recapitalization, exchange, or similar event or otherwise with respect thereto.

WHEREAS, pursuant to Section 2(a) of the Registration Rights Agreement, the Company filed Form S-1 with the Securities and Exchange Commission on August 27, 2021 and is currently responding to comments from the Commission with the expectation that it will file an amendment to Form S-1.

WHEREAS, since the date the Parties entered into the Registration Rights Agreement, the Company’s price for its common stock as reported on the OTC Markets has decreased from $0.041 per share to $0.011 per share on October 25, 2021.

WHEREAS, in order to have a number of registerable shares sufficient to maximize the Investor’s agreement to purchase an aggregate of Five Million Dollars ($5,000,000) of Drawdown Notice Shares, it is necessary to amend the Registration Rights Agreement to increase the total number of registerable shares from fifteen million to thirty million shares.

WHEREAS, pursuant to Section 10 of the Registration Rights Agreement, no provision may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. Incorporation of Recitals. The Company and Investor incorporate the Recitals clauses into this Amendment as though fully set out. The Parties waive any rule of contract interpretation or construction that would disallow a court from interpreting or enforcing this Amendment by resort to the Recitals clauses.

2. Amendment to Section 1(d); Definitions. Section 1(d) of the Registration Rights Agreement shall be amended to read:

“d. Registerable Securities” means (a) an aggregate of up to thirty-five million (35,000,000) Drawdown Notice Shares, and (b) any shares of common stock issued to the Investor as the result of any stock split, stock dividend, recapitalization, exchange for similar event or otherwise with respect thereto.”

3. Remainder in Full Force and Effect. With the exception of the Amendment, the remainder of the Registration Rights Agreement is in full force and effect.

4. Filing of Form 8-K. The Company covenants to file Form 8-K with the Commission within four days after the execution of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of day and year first above written.

CANNABIS GLOBAL, INC.

By:

/s/ Arman Tabatabaei

Name: Arman Tabatabaei

Title: Chief Executive Officer

DUTCHESS CAPITAL GROWTH FUND LP

By:

/s/ Michael Novielli

Name: Michael Novielli

Title: Managing Member, Dutchess Capital Advisors LLC,

General Partner to: Dutchess Capital Growth Fund, LP